UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2025

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Wells Avenue
Newton, Massachusetts	02459
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BFAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On August 21, 2025 (the “Closing Date”), Bright Horizons Family Solutions LLC (the “Borrower”), a wholly-owned indirect subsidiary of Bright Horizons Family Solutions Inc. (the “Company”), entered into a Fourth Amendment to Second Amended and Restated Credit Agreement, by and among the Borrower, Bright Horizons Capital Corp., certain other subsidiaries of the Borrower, JPMorgan Chase Bank, N.A. (“JPM”), as Administrative Agent (as defined in the Amended Credit Agreement (as defined below)) and the Lenders (as defined therein) party thereto (the “Amendment”), which attaches the amended pages of the Second Amended and Restated Credit Agreement (as amended by the Amendment) as an annex thereto.

The Amendment amends the Borrower’s existing Second Amended and Restated Credit Agreement, dated as of November 23, 2021, by and among the Borrower, Bright Horizons Capital Corp., JPM, as Administrative Agent and L/C Issuer, the Lenders and other parties party thereto from time to time (as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated as of December 21, 2022, the Second Amendment to Second Amended and Restated Credit Agreement, dated as of December 11, 2024 and the Refinancing Amendment, dated as of April 17, 2025, the “Existing Credit Agreement”). The Existing Credit Agreement, as amended by the Amendment, is referred to herein as the “Amended Credit Agreement”. Capitalized terms herein not otherwise defined have the meaning ascribed to them in the Amended Credit Agreement.

The Amended Credit Agreement provides for, among other things, a new term “B” loan facility in an aggregate principal amount of $450,000,000 (the “2025 Term B Loan Facility” and the loans thereunder, the “2025 Term B Loans”), which refinanced the existing term “B” loans (the “Existing Term B Loans”). The proceeds of the 2025 Term B Loans, together with the proceeds of revolving loans drawn on the Closing Date, were used to refinance in full all of the outstanding principal amount of the Existing Term B Loans (including accrued and unpaid interest) and to pay all related fees and expenses.

Borrowings under the 2025 Term B Loan Facility bear interest at the same rate as the Existing Term B Loans, which is a rate per annum equal to the Base Rate plus a margin of 0.75% or Term SOFR plus a margin of 1.75%. The Term SOFR option is one, three or six month SOFR, as selected by the Borrower, or, with the approval of the applicable lenders, twelve months or less than one month Term SOFR, subject to an interest rate floor of 0.00%. The Base Rate is the highest of (x) the prime rate quoted by The Wall Street Journal, (y) the greater of the federal funds rate and the overnight bank funding rate, in either case, plus 0.50%, and (z) one-month Term SOFR plus 1.00%, subject to an interest rate floor of 1.50%.

The 2025 Term B Loan Facility now matures on August 21, 2032 and, as a result, the revolving loan facility available to the Borrower under the Amended Credit Agreement now matures on April 17, 2030. The 2025 Term B Loan Facility is guaranteed by the same guarantors and same collateral as securing the Existing Credit Agreement.

JPM acted as left lead arranger and bookrunner and BofA Securities, Inc., Wells Fargo Securities LLC, Citizens Bank, N.A. and PNC Capital Markets LLC acted as joint lead arrangers and joint bookrunners for the 2025 Term B Loan Facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of August 21, 2025, by and among Bright Horizons Family Solutions LLC, Bright Horizons Capital Corp., certain other subsidiaries of the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

Date:	August 21, 2025	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer